As filed with the Securities and Exchange Commission on _____, 2003

                                            Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                           ----------
                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                           ----------
                      Carbon Recovery Corp.
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)

          New Jersey                          562920                   56-2286358
-------------------------------     -------------------------     ----------------------
(State or other jurisdiction of         (Primary Standard             (IRS employer
incorporation or organization)      Industrial Classification     identification number)
                                             Number)

                           ----------

                         8 Tallowood Dr.
                    Medford, New Jersey 08055
                         (609) 654 5145
  -------------------------------------------------------------
  (Address and telephone number of principal executive offices)

                           ----------

                         8 Tallowood Dr.
                    Medford, New Jersey 08055
            ----------------------------------------
            (Address of principal place of business)

                           ----------

                         Stewart Merkin
                   444 Brickell Ave. Suite 300
                      Miami, Florida 33131
                          305/357-5556
    ---------------------------------------------------------
    (Name, address and telephone number of agent for service)
                           ----------
                           Copies to:

                      Stewart Merkin, Esq.

                        444 Brickell Ave.
                            Suite 300
                      Miami, Florida 33131
                    Telephone No.305/357-5556
                   Facsimile No. 305/358-2490
                         merkmia@aol.com
                         ---------------


Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
Title of Each Class of                        Proposed Maximum        Proposed
 Securities to be        Proposed Amount     Offering Price Per    Maximum Offering       Amount of
   Registered            to be Registered        Share (1)            Price (1)       Registration Fee
-------------------------------------------------------------------------------------------------------
Common Stock,            2,000,000               $0.50              $ 1,000,000          $   92.00
  $.0001 par value       2.000,000               $0.60              $ 1,200,000          $  110.40
                         4,000,000               $9.00              $36,000,000          $3,312.00
-------------------------------------------------------------------------------------------------------

(1) This price is used solely for the purposes of computing the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



























           SUBJECT TO COMPLETION, DATED _______, 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                         PROSPECTUS

                   Carbon Recovery Corp.

             8,000,000 Shares of Common Stock

This prospectus relates to the sale of up to 8,000,000 shares of our common stock, 3,825,000 shares to be sold by our Company to those purchasing and exercising options for Units, 1,825,000 Units at $.50 per Unit and 2 million Units at $.60 per Unit, for which we will receive up to $2,200,000 when and if these options are exercised; 4,000,000 shares underlying the Warrants exercisable at $9.00 per share, for which we will receive up to $36,000,000 when and if the Warrants are exercised; and 175,000 to be sold by selling shareholders, for which our Company will receive none of the proceeds. For a full description of the Options and Warrants, see the Section entitled "The Offering" in the Prospectus Summary.

Our common stock is not currently quoted on any stock exchange.
____________________

Investing  in the common stock involves certain risks. See  "Risk
Factors" beginning on page 3 for a discussion of these risks.
____________________

The selling shareholders are "underwriters" within the meaning of the Securities Act of 1933, as amended.
____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________



The date of this Prospectus is July __, 2003

                         Table of Contents

Prospectus Summary..............................................

Risk Factors....................................................

Cautionary Note Regarding Forward-Looking Statements............

Use of Proceeds.................................................

Dilution........................................................

Market for Common Equity and Related Stockholder Matters........

Management's Discussion and Analysis of Financial Condition
and Results of Operations.......................................

Description of Business.........................................

Legal Proceedings...............................................

Management......................................................

Executive Compensation..........................................

Security Ownership of Certain Beneficial Owners
and Management..................................................

Description of Capital Stock....................................

Transactions with Affiliates....................................

Selling Shareholders............................................

Plan of Distribution............................................

Legal Opinion...................................................

Experts.........................................................

Financial Statements............................................

Additional Information..........................................


Unless otherwise specified, the information in this prospectus is set forth as of July 1, 2003, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

                         PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page 3. When we refer in this prospectus to our "company," "we," "us," and "our," we mean Carbon Recovery Corp. together with our subsidiaries. This prospectus contains forward-looking statements and information relating Carbon Recovery Corp.. See Cautionary Note Regarding Forward Looking Statements on page 6.

Our Company

We are a New Jersey corporation which was established on July 19, 2002 with our principal executive offices located at 8 Tallowood Dr., Medford, New Jersey 08255. Our telephone number is (609) 654-5145. We will be in the tire recycling business and intend to build and operate a reverse polymerization tire recycling plant and profit from the 3 billion scrap tires in this country. The plant will use a proprietary technology utilizing wavelength specific microwaves and sub atmosphere reverse polymerization chambers of a proprietary design, which will efficiently and
economically   convert  scrap  tires  into  industrial   products
including carbon black, oil, steel and gases. When in production, we will transform an environmental disaster into environmentally friendly recycled profitable industrial products.

The Offering

On July 31, 2002, we conducted an offering under Regulation S of the Securities Act of 1933, as amended (the "Act") (the "Regulation S Offering"), whereby options (the "Options") to purchase 4,000,000 units were sold, each unit consisting of one share of our common stock and one Warrant to purchase one (1)
share of our common stock for $9.00 per share through July 31, 2005 (the "Units".) The Options to purchase the Units expire on July 31, 2004. 175,000 of the Options have been exercised. The Offering herein consists of the sale of up to 8,000,000 shares of our common stock, 3,825,000 shares to be sold by our Company to those purchasing and exercising options for Units, 1,825,000 Units at $.50 per Unit and 2 million Units at $.60 per Unit, for which we will receive up to $2,200,000 when and if these options are exercised; 4,000,000 shares underlying the Warrants exercisable at $9.00 per share, for which we will receive up to $36,000,000 when and if the Warrants are exercised; and 175,000 to be sold by selling shareholders, for which our Company will receive none of the proceeds.

As of July 1, 2003, our Company had 3,980,200 shares outstanding, not including, 3,825,000 shares remaining in the Units and not including the 4 million shares underlying the Warrants. Additionally, our Company has issued 150,000 shares of Class A Convertible Preferred stock, each share of which is convertible into 50 shares of common stock on the fifth anniversary of the date of issuance and until converted is entitled to 50 votes on all matters upon which the common shareholders may vote.

The number of shares offered by this Prospectus will represent 67.8% of the total common stock outstanding if the remaining Options and all of the Warrants are exercised, not including the 7,500,000 shares which will be converted by the Class A Convertible Preferred shareholders. The number of shares ultimately offered for sale hereunder is dependent upon the number of Options to purchase the Units exercised and if exercised, the number of Warrants exercised.

Summary Financial Information

The following summary financial information has been derived from our consolidated financial statements that appear later in this prospectus and should be read in conjunction with those consolidated statements and related notes:

Consolidated Balance Sheet Data:

                                   As of              As of
                              December 31, 2002   March 31, 2003
                              -----------------   --------------
Current Assets                $       2,042       $      1,052
Total Assets                  $       4,842       $      3,702
Current Liabilities                  20,050             10,050
Total  Liabilities            $      20,050       $     10,050
Shareholders' Deficit         $     (15,208)      $     (6,348)

                         RISK FACTORS

Any investment in the Shares offered hereby will involve a high degree of risk and may result in loss of the entire amount invested. Prospective investors should carefully consider the risks of an investment in any speculative early-stage business and the risks and the speculative factors inherent to and affecting our Company's business described below and throughout this Memorandum.

This Memorandum contains forward-looking statements that involve risks and uncertainties. The statements contained in this Memorandum that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements regarding our Company's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to our Company on the date hereof and the Company assumes no obligation to update any such forward-looking statements. Our Company's actual results may differ materially as a result of certain factors, including those set forth hereafter and elsewhere in this Memorandum. Prospective investors should consider carefully the following factors, as well as the more detailed information contained elsewhere in this Memorandum, before making a decision to invest in our Company.

          Risk Related to the Securities Markets and
               Ownership of our Company's Stock


There is no trading market for our Company's stock, and if one develops after this Offering, it may be limited, which may cause our Company's reported stock prices to be volatile and limit your ability to sell your shares.


There is no trading market for our Company's stock. While our Company anticipates that it will apply for listing on the OTC Bulletin Board in the future, trading in our Company's shares may be at a limited volume, reported only on the OTC Bulletin Board, indefinitely. As a result, relatively small trades in our stock could have a disproportionate effect on our Company's reported stock prices.

The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information for shares of stock that are not designated for quotation on The Nasdaq National Stock Market or a national securities exchange. Trades in OTC Bulletin Board-listed shares will be displayed only if the trade is processed by an institution acting as a market maker for those shares. Although we anticipate that we will obtain institutions acting as market makers for our Company's stock, these institutions will not be obligated to continue making a market for any specific period of time. Thus, there can be no assurance that any institution will be acting as a market maker for our Company's stock at any time. If there is no market maker for our Company's stock and no trades in those shares are reported, even after such time when the restrictions on resale of your shares have been lifted it may be difficult for you to dispose of your shares or even to obtain accurate quotations as to the market price of your shares. Moreover, because the order handling rules adopted by the Securities and Exchange Commission that apply to Nasdaq-listed shares do not apply to OTC Bulletin Board-listed shares, no market maker is required to maintain an orderly market in our Company's shares. Accordingly, an order to sell our Company's shares placed with a market maker may not be processed until a buyer for the shares is readily available, if at all, which may further limit your ability to sell your shares at prevailing market prices.

The stock markets in general, and the markets for the small-cap stocks such as ours have experienced significant volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may harm the trading prices of our Company's stock. Any of these factors could adversely affect the liquidity and trading price of our Company's stock. Our Company cannot assure you that you will be able to resell any of your shares at or above the purchase price in this Offering.


The purchase price of the Shares was set unilaterally by our Company. In the event that our Shares are traded on the OTC Bulletin Board, freely-tradeable shares of our Company's common stock may be available for purchase through the OTC Bulletin Board at a price per share lower than the purchase price of the restricted Shares offered hereby.


Our Company set the purchase price of the Shares unilaterally. No independent investment banking firm was retained to assist in determining the purchase price. The purchase price of the Shares may not bear any relation to the actual value of the Shares.

Among the factors considered in determining the price were estimates of our Company's business prospects, the background of our management and current conditions in the securities markets and our Company's industries. However, there is not necessarily any relationship between the purchase price of the Shares and our Company's assets, earnings, book value or any other objective criteria of value. In the event that our Shares are traded on the OTC Bulletin Board, freely-tradeable shares of our Company's common stock may be available for purchase through the OTC Bulletin Board at a price per share lower than the purchase price of the restricted Shares offered hereby.


Our Company is making an "any or all" offering of the Shares with no minimum offering amount, and may not raise the maximum of $38,200,000 it is seeking to raise in this Offering. Our Company may be forced to seek additional financing.


Because  our  Company is making an "any or all" offering  of  the
Shares, our Company may accept subscriptions for an aggregate amount significantly less than the maximum of $38,200,000 it is seeking to raise in this Offering. If our Company does not raise the maximum amount of financing sought in this Offering, the business and the expected growth of our Company could be scaled back. In addition, if our Company is able to raise only an amount significantly less than this maximum, our Company will be forced to seek additional financing sooner than it had otherwise planned. If our Company issues equity securities to raise capital, purchasers of the Shares may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of the Shares. If our Company cannot raise equity capital on acceptable terms, our Company may be forced to seek other forms of financing which could place significant restrictions on our business. If our Company cannot obtain any form of financing on acceptable terms, it may be forced to discontinue operations and investors in the Shares may lose their entire investment, or our Company's operating results may be harmed by our inability to develop and market our products and services.


The Offering is being conducted on a "best efforts" basis and no broker-dealer has an obligation to purchase Shares that are not subscribed for by investors.


The Offering of the Shares is being conducted on a "best-efforts" basis, which means that no broker-dealer will be obligated to purchase any Shares but would only be required to use their best efforts to sell to investors. Our Company has not sought an underwriter to purchase or sell all, or a portion of, the Shares. See "Plan of Distribution". There is no assurance that our Company will reach the maximum offering amount. Our Company's business plan contemplates subscription for all of the Shares offered hereby. In the event that fewer Shares are sold, our Company will be compelled to reduce staffing and other expenses, resulting in slower growth for our Company.


Our   Company's  stock  will  most  likely  be  subject  to   the
requirements for penny stocks, which could adversely affect your ability to sell and the market price of your shares.


We currently expect that our stock will continue to fit the definition of a penny stock for some time. The Exchange Act defines a penny stock as any equity security that is not traded on a national securities exchange or authorized for quotation on The Nasdaq National Market and that has a market price of less than $5.00 per share, with certain exceptions. Penny stocks are subject to Rule 15g under the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell such securities. In general, a broker-dealer, prior to a transaction in a penny stock, must deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must provide the customer with current bid and offer quotations for the penny stock, information about the commission payable to the broker-dealer and its salesperson in the transaction and monthly statements that disclose recent price information for each penny stock in the customer's account. Finally, prior to any transaction in a penny stock, the broker-dealer must make a special written suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to sale. All of these requirements may restrict your ability to sell your shares of our Company's stock even after the restrictions on resale of such shares have lifted, and could limit the trading volume of our Company's stock and adversely affect the price investors are willing to pay for our Company's stock.


In the future, our Company's revenues and quarterly operating results may fluctuate significantly, which may adversely affect the market price of our Company's stock and could lead to our Company becoming the target of costly securities class action litigation.

Our Company expects our revenues and operating results to fluctuate significantly due to a number of factors, many of which are outside of our control. Therefore, you should not rely on period-to-period comparisons of results of operations as an indication of our Company's future performance. It is possible that in some future periods our Company's operating results may fall below the expectations of market analysts and investors. In this event, the market prices of our Company's stock would likely fall. In the past, securities class action litigation has often been brought against a company following stock price declines. Our Company may be the target of similar litigation in the future if the price of our common stock declines. Securities litigation could result in substantial costs and diversion of management attention and resources, all of which could materially harm our Company's business, financial condition and results of operations.


Insiders will have substantial voting control over our Company after the Offering and could delay or prevent our Company from engaging in a change of control transaction and you from selling your shares of our Company's common stock at a premium to the shares' then current market value.


If all of the Shares offered herein are sold, but not including the exercise of any warrants by shareholders, our Company anticipates that our executive officers, directors and five percent or greater stockholders, including the holders of the 150,000 Class A Convertible Preferred shares who have 7,500,000 votes on all matters which common shareholders have rights to vote upon will have the right to vote approximately 58.6% of the approximately 19,305,000 voting shares of our Company's common stock. Therefore, the directors will have the ability to significantly influence the voting results of all matters submitted to our Company stockholders for approval, including the election and removal of directors and the approval of any business combinations. You can read more about the ownership of our Company shares by our executive officers, directors and principal stockholders in the section entitled "Security Ownership of Management".


You may suffer dilution of your investment if our Company issues additional securities; our Company has in the past and may in the future issue securities to our executive officers and directors.


Our Company's stockholders, including those investors who may purchase the Shares, will be dependent upon the judgment of management in connection with future issuance and sale of shares of our Company's capital stock. Stockholders' equity interests will be diluted in the event of further issuances of our Company's capital stock, in direct proportion to the number of shares subsequently issued.


Our Company does not plan to issue dividends to our stockholders for the foreseeable future.


Our Company's board of directors presently intends to cause our Company to follow a policy of retaining earnings, if any, for the purpose of increasing our Company's net worth and cash reserves. Therefore, our Company cannot assure you that any of our shareholders will receive any cash, stock or other dividends on their shares. Future dividends on our Company's stock, if any, will depend on future earnings, financing requirements and other factors.


Our Company's articles and bylaws and New Jersey law contain provisions which could delay or prevent a change in control and could also limit the market price of your stock.


Our Company's articles of incorporation and bylaws contain provisions that could delay or prevent a change in control. These provisions could limit the price that investors might be willing to pay in the future for shares of our Company's common stock. Some of these provisions:

       - authorize the issuance of preferred stock which can be created and issued by the board of directors without prior stockholder approval, commonly referred to as "blank check" preferred stock, with rights senior to those of common stock; and

       - establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

Further, certain provisions of New Jersey law make it more difficult for a third party to acquire our Company. Some of these provisions:

       - establish a supermajority stockholder voting requirement to approve an acquisition by a third party of a controlling interest; and

       - impose time restrictions or require additional approvals for an acquisition of us by an interested stockholder.

These provisions could also limit the price that investors might be willing to pay in the future for shares of our Company's common stock.


                    Risks Related to our Company's Business


We have all of the inherent risks of a company that has no operating history.

We are a newly formed company. We must be considered subject to all the risks inherent in any newly formed business including the absence of a profitable operating history and limited banking and financial relationships. Furthermore, no assurance can be given that the proceeds of this Offering will not be expended before we can raise additional funds in order to undertake the operations contemplated and achieve that point where operations and consistent operating profits can be achieved. In addition, our business plan and operating strategy involves an industry which is highly competitive and typified by well established and better financed companies with long established and a highly recognized market presence.


There are many companies larger than ours in the recycling business that could provide significant competition to us.


While we feel that we have a unique market niche, we know of several other companies who have the capacity to engage in the recycling business, some of which have substantially greater resources and longer operating histories than we have. There can be no assurance that established companies will not enter into the markets in which we will compete, or that our Company will be successful competing against larger companies with more resources than we have.


Our Company's success is dependent upon our ability to manage anticipated growth.


As part of our Company's business strategy, our Company intends to pursue rapid growth. Our Company's ability to achieve our planned growth depends upon a number of factors, including our ability to hire and train management and other employees, the adequacy of our financial resources and our ability to identify new markets in which to successfully compete. In addition, there can be no assurance that our Company will be able to achieve our planned growth or that our Company will be able to manage successfully the operations. Failure to manage growth effectively could adversely affect our financial condition, results of operations and prospects.


If our Company loses key management personnel, we may not be able to successfully operate our business.


Our Company's future performance depends substantially upon the continued services of our senior management, Lois Augustine and David Allen, and other key personnel. Because our Company has a relatively small number of managerial employees, our dependence on retaining our managerial employees is particularly significant. Our Company's success will depend, in part, on our ability to attract and retain qualified management and professional personnel. Competition for such personnel in the industries in which our Company competes is intense. In addition, there can be no assurance that our current employees will continue to work for our Company. Our Company does not maintain "key man" insurance on any of our officers or employees and the loss of the services of certain of our key employees could adversely affect our Company's operating results or financial condition.


We depend on certain intellectual property, which has not yet been patented, and which could be used by others without our Company's consent.


Our Company's success and ability to compete depend to a significant degree on our intellectual property. We may not be able to or may not possess the resources necessary to defend our intellectual property in an economically viable way. In addition, effective protection may not be available for any trade or service marks our Company may employ. Policing unauthorized use of our Company's intellectual property is made especially difficult by the global nature of the Internet and difficulty in controlling the ultimate destination or security of software or other data transmitted on it. The laws of other countries may afford little or no effective protection for our Company's intellectual property. We cannot assure you that the steps that we take will prevent misappropriation of our intellectual property. In addition, litigation may be necessary in the future to enforce our Company's intellectual property rights; determine the validity and scope of the proprietary rights of others; or defend against claims of infringement or invalidity. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could seriously harm our Company's business.


Our Company's Process is not proven on a production scale.


Although our Company's Process has been successful on a smaller, laboratory scale and potential customers have tested and expressed interest in purchasing our Company's carbon black, the Process has never been tested on a production scale. The Company may experience unanticipated problems in maintaining the quality of the carbon black on a larger scale and this may make the process uneconomic in relation to production of carbon black, which is expected to be our most significant product.


Our business will be highly dependent on our major customers.


We anticipate that our business will be dependent on the demand for certain industrial chemicals, in particular carbon black. Approximately 70 % of all carbon black demand is concentrated in the tire manufacturing industry. Negative economic events that affect that industry will have a material adverse impact on our Company's results of operations and financial condition.


Our process may be subject to regulation by a variety of governmental agencies.


Our process may be subject to regulation by one or more federal agencies, including the Environmental Protection Agency and the Occupational Safety and Health Administration and may also be regulated by various agencies of the states and localities in which we intend to operate. In addition, we cannot predict whether new legislation regulating our activities will be enacted. Such new legislation could have a material adverse effect on our Company.

      CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.


                         USE OF PROCEEDS

We will be receiving $2,200,000 if all of the Options are exercised and an additional $36,000,000 if all of the Warrants are exercised. Because we are making an "any or all" offering of the Shares, we may accept subscriptions for an aggregate amount significantly less than the maximum of $38.2 million it is seeking to raise in this Offering. The he proceeds of the funds received will be used approximately as follows:

If $2,200,000 is received:

Use (Phase 2)                               Amount ($)
-------------                               ----------

Machinery and Equipment                     $ 1,867,800(1)
Working Capital                             $   332,200
                                            -----------
Total                                       $ 2,200,000(2)

If $38,200,000 is received:

Use (Phase 3)                               Amount $
-------------                               --------

1st construction phase (above)              $ 2,200,000
Land and Building                           $ 1,750,000
Machinery and Equipment                     $32,000,000
Working Capital                             $ 2,250,000
                                            -----------
Total                                       $38,200,000


(1) See the Section entitled  "Building and Equipment" under
"DESCRIPTION OF THE BUSINESS" for a full breakdown of the funds to be expended for machinery and equipment.

(2) The total cost of machinery, equipment and installation is $4,339,000 of which $3,089,000 is for machinery. We are seeking financing for 80 percent of our machinery expenditure from state of New Jersey revenue bonds and we have received an initial favorable response.


                           DILUTION

To date, we have issued 2,805,000 shares to our founders, initial officers and directors. All of such shares were issued at $0.0001 par value per share. For purposes of calculation of dilution, the book value of our Company at March 31, 2003 was $(6,348) or $0.0013 per Share. If the maximum of 7,825,000 shares are sold, for total consideration of $38,112,500, the post-offering book value will be $2.4585 per share, meaning that there will be dilution of ($0.0009) per share.

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is not traded on any exchange. We plan to eventually seek listing on the NASDAQ OTC Bulletin Board, once our registration statement has become effective. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our Common Stock will ever be developed.

As of July 1, 2003, our Company had 3,980,200 shares outstanding, not including, 3,825,000 shares remaining in the Units and not including the 4 million shares underlying the Warrants. Additionally, our Company has issued 150,000 shares of Class A Convertible Preferred stock, each share of which is convertible into 50 shares of common stock on the fifth anniversary of the date of issuance and until converted is entitled to 50 votes on all matters upon which the common shareholders may vote. The number of shares offered by this Prospectus will represent 67.8% of the total common stock outstanding if the remaining Options and all of the Warrants are exercised, not including the
7,500,000 shares which will be converted by the Class A Convertible Preferred shareholders. The number of shares ultimately offered for sale hereunder is dependent upon the number of Options to purchase the Units exercised and if exercised, the number of Warrants exercised.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides is relevant.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our business model encompasses 3 phases. The first phase, in order to establish immediate cash flow and profits for our Company, will consist of a joint venture in which we partner with a manufacturer to produce rubber fuel chips that are used as fuel by power plants. We will arrange for the tires and market the fuel chips. This joint venture is projected to produce annual revenues of $4.6 million from the sale of 45,000 tons of processed rubber fuel chips. Our responsibilities to the joint venture will not require the addition of any employees other that the officers of the Company.

During our second phase, we will be purchasing and assembling the equipment required for a pilot project and a research and development facility that will have the capacity to process one million tires per year utilizing our Process; we will also be establishing our sources for scrap tires and developing our channels of distribution for the oil, steel, carbon black and gases reclaimed by the Process. Emphasis will be placed on producing high quality, high profit carbon black. Production from one reactor chamber is projected within 6 months of funding. We will be dependent on our ability to raise additional funding to proceed with our second phase of operations. In the event that the Company is unsuccessful in raising funds it will have sufficient funds available to continue to develop its rubber fuel chip business.

During our second phase, we will be purchasing and assembling the equipment required for a pilot project and a research and development facility that will have the capacity to process one million tires per year utilizing our Process; we will also be establishing our sources for scrap tires and developing our channels of distribution for the oil, steel, carbon black and gases reclaimed by the Process. Emphasis will be placed on producing high quality, high profit carbon black. Production from one reactor chamber is projected within 6 months of funding.

When the plant is fully operational, we project having three (3), eight (8) hour shifts. It is anticipated that full utilization will be accomplished within 6 months after completing the installation of all plant and equipment. During the first six months, we will be conducting primarily installation and testing. For the next three (3) months, we will have one (1) shift, two
(2) shifts for the next three (3) months and three (3) shifts after 12 months.

At full production, each shift will consist of five (5) employees in processing, three (3) drivers and one (1) mechanic, all at salaries of $25,000 each for a total of $225,000 per shift. Those engaged in processing will operate the conversion process including bagging products; the drivers will be engaged primarily in delivery functions and the maintenance employees will be in charge of the maintenance and repair of the physical plant including the processing line.

Our administration and office staff will include a CEO at a salary of $125,000; a general manager at a salary of $100,000; an individual engaged in customer relations, a financial assistant and an administrative assistant, all at salaries of $25,000 for a total of $300,000.


                         DESCRIPTION OF BUSINESS

The Company

We are a New Jersey corporation with our principal executive offices located at 8 Tallowood Dr., Medford, NJ 08055. Our telephone number is (609) 654-5145. We will be in the tire recycling business and intend to build and operate a reverse polymerization tire recycling plant and profit from the 3 billion scrap tires in this country. The plant will use a proprietary technology utilizing wavelength specific microwaves and sub atmosphere reverse polymerization chambers of a proprietary design, which will efficiently and economically convert scrap tires into industrial products including carbon black, oil, steel and gases. When in production, we will transform an environmental problem into environmentally friendly recycled profitable industrial products.

Background of the Scrap Tire Industry

Scrap rubber tires contain a number of marketable industrial products. However, instead being treated as a valuable resource, most tires are piled up in dumpsites. Only 10 percent of discarded tires are used for landfill. An extremely small percentage of tires are used for commercial applications such as playground equipment or doormats. The remainder of the tires become either mosquito breeding, fire hazards accumulating in dumpsites or are used as an alternative fuel. Industry analysts report that there are over 3 billion tires in dumpsites throughout the country. The problem is so acute that tire retailers pay processors a tipping fee to remove the tires.

The barrier to unlocking the commercial potential of scrap tires has been the inability for any company to economically extract the steel, carbon black, oil and gases from the tires. Carbon black, potentially the most valuable component, has not been economically recoverable in industrial grade quality. We feel that we have improved the process that will turn scrap rubber tires into profitable, marketable products more efficiently and faster than any other previous process.

Our Business Model

We have developed a proprietary, reverse polymerization tire reclamation process (the "Process".) This is not the first reverse polymerization system, but it is believed to be the first that produces marketable quantities of industrial grade carbon black, a substance that is in demand by tire manufacturers and manufacturers of toner and ink. The Process utilizes microwave technology breaking down tires into their basic components. The Process throughput is projected to be 6 to 12 times greater than any existing system.

Our business model encompasses 3 phases. The first phase, in order to establish immediate cash flow and profits for our Company, will consist of a joint venture in which we partner with a manufacturer to produce rubber fuel chips that are used as fuel by power plants. We will arrange for the tires and market the fuel chips. This joint venture is projected to produce annual revenues of $4.6 million from the sale of 45,000 tons of processed rubber fuel chips.

During our second phase, we will be purchasing and assembling the equipment required for a pilot project and a research and development facility that will have the capacity to process one million tires per year utilizing our Process; we will also be establishing our sources for scrap tires and developing our channels of distribution for the oil, steel, carbon black and gases reclaimed by the Process. Emphasis will be placed on producing high quality, high profit carbon black. Production from one reactor chamber is projected within 6 months of funding.

Our  ultimate goal, the third phase, is to build a full  facility to  process 12 million tires per year. The cost of a full  build-
out,  including  machinery,  equipment,  land  and  building   is
estimated to be $35 million.

For both the pilot project and the full build-out, we believe that we will be able to finance up to 80% of the amount required with state revenue bond financing.

The Process will result in (i) the production of industrial grade carbon black; (ii) the efficient and economic production of oil, carbon black, steel and gases; (iii) output that is 6 to 12 times more than existing systems; readily available market for products; (iv) a scaleable process; and (v) a proprietary process.

We are is seeking equity financing in this Offering in the amount of $38.2 million. We project revenues for three years after initial funding of approximately $2,786,184 in Year 1, $6,922,264 in Year 2 and $8,998,943 in Year 3. It is anticipated that gross annual revenues from the third phase plant beginning in year 4-5 will be approximately $83,000,000.

The Carbon Black Market

General

The carbon black industry is a worldwide industry with heavy manufacturing and consumption primarily in North America, Europe and Japan. Production has traditionally followed the automobile and rubber industries, the primary users of carbon black. The industry is projected to enjoy growth for at least the next 4 years.

Carbon Black Uses

Carbon black is heavily used in rubber related industries. Below is a breakdown of worldwide carbon black uses:

Use                                                    Percentage
---                                                    ----------

Tire Reinforcement                                         70
Rubber Products i.e., hose, belting, footwear              20
Pigment in printing inks, paints and plastics              10
Source: SRI Consulting, 2000

Carbon black is produced in various grades dependent upon their particle sizes, structure, purity and method of manufacture. Ninety percent of production is furnace black, a commodity. Other carbon black classifications are lampblack, boneblack, acetylene black and thermal black. These classes have specialized applications and command higher prices than furnace black.

Traditional methods of producing virgin carbon black require one gallon of heavy oil to make four and one half pounds of carbon black at a direct cost of $.13 per lb. of carbon black. Reverse polymerization has no raw material costs, and, in fact, we will be paid to process the tires, which is the raw material, creating a distinct profit margin advantage.

Market and Trends

Worldwide sales of carbon black is estimated to be 6.5 million tons (Freedonia Group 2001). North America, Europe and Japan accounted for 44 percent of worldwide consumption.

The worldwide carbon black market is forecast to rise 3.4 percent per year through 2006 to 7.9 million tons. Special blacks are projected to make significant market gains, since they offer suppliers greater protection from cyclicality in the rubber and motor vehicle industries. Freedonia Group projects that the U.S. market will register above average performance. The large markets of China and India are also seen as enjoying a robust carbon black market.

Industry Demographics

The carbon black industry is dominated by 3 producers. Below is a breakdown of their share of the market.

Company
-------

Market Share Percentage
-----------------------

Cabot Corp                              30
Degussa AG                              20
Columbian Chemicals                     10
                                        --
Total                                   50

Other   leading   producers  include;  Engineered   Carbon,   Sid
Richardson Carbon Co., Synthetic Rubber, Tokai Rubber  and  Aitya
Biria Group.

The Fuel Chip Joint Venture

Introduction

The first phase of our business strategy is to establish a sustainable source of cash flow while we construct and perfect our reverse polymerization operation. This will be accomplished by a joint venture to produce and sell rubber fuel chips. Rubber fuel chips are utilized by power plants to generate electricity with a secondary use of backfill for road construction. We are exploiting management's rubber industry expertise and business relationships to foster a potentially profitable joint venture.

The Joint Venture Agreement

We have signed a letter of intent with SJAP, Inc., a company presently in the business of manufacturing wood chip products. In general, the agreement will provide for a division of responsibility with operating costs divided equally. Our responsibility will be to contract for scrap tires and arrange for fuel chip sales. SJAP, Inc. will provide the necessary equipment, produce fuel chips to our specifications and ship the fuel chips to customers. Operating expenses, including marketing, processing, taxes, shipping, license fees and other normal business costs will be shared equally. We anticipate that projected annual expenses based upon 3096 tons of production per month will be:

Expenses                                              Amount ($)
--------                                              ----------

Labor (240 manhours per week)                            247,680
Insurance                                                  8,600
Fuel (11,352 gallons per month-$1.50 per gallon)         206,400
Water (3,000 gallon per hour)                            103,200
Maintenance (parts and labor)                            208,000
Freight ($22 per ton)                                    817,344
                                                      ----------
Total                                                  1,591,224

Revenues

The joint venture's revenues will be derived from 2 sources. The first source will be a tipping fee paid by tire retailers for removing scrap tires from their stockpiles, which is $1 per 20 pound tire or $100 per ton. The second source will be sales of fuel chips to power companies for electricity generation. The projected market price is $26 per ton. Below are projected annual anticipated revenues and expenses for the joint venture based upon production of 37,152 tons per year (3096 tons per week).

Source                             Revenues ($)
------                             ------------

Tipping Fee                        $  3,715,200
Fuel Chip Sales                         965,952
                                   ------------
Total Revenues                     $  4,681,152
Expenses:                          $  1,591,224
                                   ------------
Net Revenues:                      $  3,089,928
Company Share                      $  1,592,264

The License Agreement

General

The key to our success will be the Process. This process utilizes wavelength specific microwaves and sub atmosphere reverse polymerization chambers to convert scrap rubber tires into their basic components of oil, steel, gases and carbon black. Although other similar systems, namely pyrolysis, achieve this conversion, it is our opinion that our Process is the only technology that economically produces a high yield of commercial grade marketable carbon black.

We have licensed this technology on an exclusive basis from Careful Sell Holding, Ltd., a Bahamian Corporation, in perpetuity, subject to termination by us upon 30 days written notice and further subject to our compliance with the terms of the agreement. We will have full license rights to all improvements to the technology and inventions without additional compensation. The licensor will receive five percent of all net revenues derived from the use of the licensed inventions. In addition, the licensor will receive 150,000 shares of Class A 6% Convertible Preferred Stock, par value $.0001 per share of our Company. Each preferred share will be automatically convertible into 50 shares of common stock on the fifth anniversary of the date of issuance and is entitled to 50 votes on all matters that common shareholders may vote on.

The Process

Introduction

Converting scrap tires into its basis components of oil, steel, carbon black and gases is not a new concept or process. There have been many attempts to commercially extract these potential valuable commodities from scrap tires. The more widely used methodology has been pyrolysis, the process in which organic substances are reduced by subjecting a material to extreme heat in a reduced oxygen environment.

The Rubber Manufacturers Association (the "RMA") reports that since the mid-1980s there have been numerous pyrolysis projects proposed in the United States. Since 1985, 75 pyrolysis projects have been announced, patented and promoted. While, four (4) facilities have been built, there are no commercial facilities presently operating in the United States, Canada, Japan or Europe, primarily because of a deficiency in the pyrolysis process. Carbon char represents 37 percent by weight of processed tires. After high heat treatment the resulting carbon char contains recombined impurities and elevated levels of ash. The carbon char requires additional costly processing to remove the impurities to produce commercial grade carbon black, which is the most valuable scrap tire component. The RMA is of the opinion that pyrolysis technology as it relates to scrap tires is very limited if not unrealistic.

Technology

The Process has overcome the problems of pyrolysis by refining pyrolysis and reverse polymerization to produce commercial grade carbon black without extensive processing after the initial conversion. Reverse polymerization or pyrolysis is the break down of complex organic compounds to their component compounds by applying energy in an environment that does not support combustion or oxidation. The complex organic molecular bonds are broken with the application of energy and smaller molecules reform. The Process uses microwaves as its energy source applied in a vacuum chamber.

The advantages of our Process over traditional pyrolysis include:

* The reverse polymerization reaction occurs at relatively low chamber temperatures of 200 degrees C to 300 degrees C, depending on the application. This differs from pyrolysis and incineration, which generally occur at much higher temperatures, resulting in significant cost savings and improved product quality.

* Microwaves are applied in a vacuum preventing oxidation that results in hazardous by-products such as dioxins and furans.

* Tires are broken down into simpler molecules producing a purer product.

* The Company's reverse polymerization process utilizes highly controlled focused microwave energy and the energy input is variable, allowing the optimum amount of energy input per unit mass and uniform heating at lower temperatures, creating efficiencies and cost savings

The technology is designed to produce greater output and higher quality products, especially carbon black, than any other scrap tire conversion system.

We have consulted with a patent attorney who has reviewed the technology. After researching the technology, he has rendered a preliminary opinion that limited specific patent protection will be available for the Process. Management intends to pursue patent protection.

Production

The Company will use its reverse polymerization system to convert each 20 lb. tire into 7.5 lbs. of carbon black, 2 lbs. of steel, 8 lbs. or 1.2 gallons of oils and 2 lbs. or 50cu. ft. of gases. These profitable commodities will be produced by utilizing an environmentally sound closed loop system in which all of the end products are either sold or used (i.e.: gas fired electric co-generation).

This is a 3 step process consisting of shredding, reverse polymerization and extraction and collection. The system is continuously flowing using lines of conveyor belts. Below is a description of each step.

Shredding
---------

In the first part of the process, scrap rubber tires are shredded into pieces and then directed through the washer system. This step will be utilized when we are in full production. During the pilot process phase, we will purchase shredded rubber from our Joint Venture.

Reverse Polymerization
----------------------

The pieces are transported to the continuous feed reduction chamber after being cleaned. This is a microwave energized single vacuum chamber in which the reverse polymerization reduces the tires to their basic components. In the chamber, the process is controlled by the automated computer managed process control system. These controls monitor the microwave output to assure proper heat and adjust the focus and sweep patterns of the microwaves.

Extraction and Collection
-------------------------

After the rubber is broken down into its components, these industrial products are separated. The steel and carbon black are sent through a magnetic separator where the steel is extracted and the carbon is collected. The oil and gas is sent through a scrubber/distiller for separation and finally into storage tanks.

Building and Equipment

Upon funding, we plan to assemble the pilot phase of our reverse polymerization operation. We anticipate a fully operational plant with three (3) reaction chambers (modules) along with the other components of the three-part conversion system ultimately processing 12 million tires per year. The first stage will be the installation of a pilot project for production and research and development. This pilot installation is projected to process one million tires at full production and develop markets for our products.

We plan to lease approximately 50,000 square feet of industrial/warehouse space in southern New Jersey. This location was chosen to be close to the tire shredding joint venture operation, since that operation will be supplying us with shredded tires and for management to be close to both of our operations. The criteria for the plant include 35 foot ceiling, two (2) loading dock, unobstructed floor space, highway and rail access and rent not to exceed $600,000 per year. To fully assemble our single reaction chamber pilot plant, we anticipate costs of approximately $3,089,000, a significant part of which will be the cost of the microwave reactor. Below is an estimate of the cost of equipping the plant.

Equipment                                     Cost ($)
---------                                     --------

Small Reactor                                 $ 2,000,000
Hopper                                              6,000
30 foot conveyor                                    5,000
Screw Washer                                        7,000
Water System                                       15,000
Dryer                                              80,000
4 Vacuum Screw Conveyors                          300,000
Heat Exchanger                                    350,000
Vibrating Carbon Conveyor                         100,000
Crusher and 20 foot conveyor                      200,000
Magnetic Seperator                                  5,000
Hopper                                              7,000
Conveyors- In and Out                              10,000
Grinder                                            30,000
Vibrating Screen                                   20,000
30 foot Conveyor                                    5,000
Metal Detector                                     20,000
Oil Tank-20,000 gallons                            10,000
Silo 10 feet by 60 feet                            10,000
Bag House                                          30,000
Piping                                              4,500
Processor                                          50,000
Bag Stitcher                                        5,000
                                              -----------
Total                                         $ 3,089,000


Installation costs and plant improvements are projected to be $1,200,000 for a total equipment cost of $4,289,000. We project that the installation will be completed within six (6) months, which includes a period for testing and refining the process.

Operations

General

Initial operations for the pilot program in the first year will encompass a six (6) month installation and debugging period followed by six (6) months of phased-in production, resulting in three (3) shifts and full production starting in the second year after funding.

The efficiency and high productivity of our technology will result in an operation with a relatively low cost per processed tire. As a result, labor costs are reduced producing significant profit potential.

Employees

When the plant is fully operational, we project having three (3), eight (8) hour shifts. It is anticipated that full utilization will be accomplished within 6 months after completing the installation of all plant and equipment. During the first six months, we will be conducting primarily installation and testing. For the next three (3) months, we will have one (1) shift, two
(2) shifts for the next three (3) months and three (3) shifts after 12 months.

At full production, each shift will consist of five (5) employees in processing, three (3) drivers and one (1) mechanic, all at salaries of $25,000 each for a total of $225,000 per shift. Those engaged in processing will operate the conversion process including bagging products; the drivers will be engaged primarily in delivery functions and the maintenance employees will be in charge of the maintenance and repair of the physical plant including the processing line.

Our administration and office staff will include a CEO and a salary of $125,000; a general manager at a salary of $100,000; an individual engaged in customer relations, a financial assistant and an administrative assistant, all at salaries of $25,000 for a total of $300,000.

Production

We project production beginning during the 6th month after funding. During that period, tire processing will increase as the number of shifts increase to two (2) shifts. The total number of tires processed will be 224,000. The total products produced will be:

Product                        Yield Per  Tire              Total Production
-------                        ---------------              ----------------
Steel                               2 lbs.                     448,000 lbs.
Gases                               2 lbs.                     448,000 lbs.
Oil                              1.2 gallons                    68,800 gal.
Carbon Black                      7.5 lbs.                   1,680,000 lbs.

Operating Budget

Below is the operating budget for the first year of operations. The budget is divided between the first five (5) months that represents the period of installation and debugging and the next seven (7) months during which we would be increasing production until we reach full production in Year 2.

First five (5) Month Budget
---------------------------

Item                                            Amount ($)
----                                            ----------

Rubber Supplies                                     90,000
Direct Labor                                       31, 245
Power                                               56,000
Water                                                3,100
Maintenance                                         40,001
Rent                                               208,335
Management                                         104,165
Clerical                                            12,500
Payroll Taxes                                       31,250
Insurance                                           13,000
Machine Leasing                                      8,500
Auto Leasing                                         5,000

Interest                                            61,000
Office Expense                                      14,000
                                                ----------
Total                                           $  812,682

Budget Months 6-12
------------------

Item                                            Amount ($)
----                                            ----------

Rubber Supplies                                    157,500
Direct Labor                                       166,640
Power                                              160,000
Water                                               11,000
Maintenance                                         24,999
Rent                                               291,665
Management                                         158,165
Clerical                                            15,000
Payroll Taxes                                       41,626
Insurance                                           17,000
Machine Leasing                                     13,500
Auto Leasing                                         6,680
Interest                                            61,000
Office Expense                                      20,000
License                                             48,000
                                               -----------
Total                                          $ 1,084,461

Total Annual Expenses                          $ 1,897,143

Marketing

General

Marketing will be accomplished by direct solicitation with the users of our products. Each of the products encompasses a different market. Our general manager will be our primary sales person.

Markets

Carbon Black
------------

We will produce high quality carbon black, which is a primary material in 3 product groups:

*    Tire and tire related products - 65%
*    Molded rubber, sponge, foam, flooring and matting - 25%
*    Inks, toner and coating - 10%

The first two (2) groups utilize non-processed carbon black. Ninety percent of our carbon black production (20,250,000 lbs.) will be marketed to this group. The processed carbon, known as specialty blacks, will represent 10% of our carbon black production (2,250 lbs.). We will market to the manufacturers using these products in both markets.

Steel
-----

The steel content of a tire is 6% to 12% of the total tire weight. The primary market for our steel will be steel mills and salvage yards.

Oil
---

We will produce the equivalent of crude oil #4. The primary market for this valuable commodity is power generation facilities. The oil will be sold by the tank load or will be piped directly to turbines or sold in barrel/gallons to local customers.

Gases
-----

We will produce ethane, methane, and butane, the primary market for which is power plants. The gases will be shipped by the tank load. In the future, co-generation arrangements may be made with local power producers.

Marketing Expenses

Our products are industrial chemicals which are marketed like commodities. Because sales meetings are typically at the offices of customers and generally we will deliver lot samples that could be from a few tons to a rail car load, the primary marketing expense will be travel in shipping, which is budgeted at $10,000 per month. Approximately $5,000 will be spent on brochures and presentation materials.

Financial Model

General

The Company's revenues for the first 2 years after funding will be derived from a combination of the fuel chip joint venture, a partial year of operations of the reverse polymerization plant and a full year of operation of the plant. Below are the projections for each:

Sales Revenues

First Year Revenues
-------------------

The  Company's  revenues for the first year of the pilot  program
includes  seven the (7) months of operations processing   224,000
tires. The chart below details the our gross revenue projections of $1,193,920:

Product                Total Production      Price per Unit ($)       Total ($)
-------               -------------------    ------------------      -----------
Steel                    448,000 lbs.            $  .05              $   22,400
Gases                 11,200,000 cu. ft.            .002                 22,400
Oil                      268,800 gal.               .65                 174,720
Carbon Black             504,000 lbs.               .30                 151,200
Specialty Black        1,176,000 lbs.               .70                 823,200
                                                                     ----------
Total                                                                $1,193,920

First Year Revenue Projections

Our projected revenues for the first year will be:

Plant:                                            1,193,920
Joint Venture:                                    1,592,264
                                                -----------
Total:                                            2,786,184

Our projected net revenues for the first year will be:

Revenues:                                         2,786,184
Expenses:                                         1,897,143
                                                -----------
Net Revenue:                                        889,041

Second Year Revenue Projections

In the second year after funding the pilot program, we will employ three (3) shifts processing 1,000,000 tires. The second year sales projections are:

Product                             Amount           Unit Price ($)     Annual Revenues ($)
-------                             ------           --------------     -------------------
Carbon Black                    2,250,000 lbs.            .30             $      675,000
Processed Carbon Black          5,250,000 lbs.            .70                  3,675,000
Gases                          50,000,000 cu. ft.        1.002                   100,000
Steel                           2,000,000 lbs.            .05                    100,000
Oil                             1,200,000 gal.            .65                    780,000
                                                                          --------------
Total from operations                                                          5,330,000
Joint Venture revenue                                                          1,592,264
                                                                          --------------
Total:                                                                    $    6,922,264


                          LEGAL PROCEEDINGS

Neither our Company nor any of our directors or executive officers, nor any controlling shareholder, is a party to any pending legal or administrative proceeding having the potential for any material effect on our business, nor are any of our properties the subject of such a proceeding, and we know of no such proceeding that is threatened to be brought.

                             MANAGEMENT

Directors and Executive Officers

The table below contains a list of the members of the Board of Directors and Executive Officers of our Company:

Name                             Age       Position
----                             ---       --------

Lois  Augustine                  59        President/CEO and Director

David Allen                      57        Secretary/CFO & Director

Julian Forthe,  EE  (1)          63        Vice  President Technology

(1) Julian Forthe is not an officer or director of the Company

Lois Augustine is the President and a Director of our Company. Ms. Augustine is the Managing Director of Careful Sell Holdings, Ltd., and the owner of the proprietary technology that is licensed to the Company. Her husband, Mr. Frank Pringle, is one of the co-developers of the technology and is a consultant to the Company. Ms. Augustine attended Kent State College in Ohio.

David Allen is the Vice President and a Director of our Company. Mr. Allen has more than 25 years of professional marketing experience. For the last 7 years he has been a Vice President of Marketing for DCR, Inc., a consulting firm located in Marlton, New Jersey, where he managed clients such as Janney Montgomery Scott, L'Oreal USA, Mabeline, Sovereign Bank, Commerce Bank, Conectiv Energy, Cross Country, Johnson Mathey, Philadeliphia, Coke-Cola, Canada Dry of NJ & NY, Pepsi of New York. Craftmatic, West Pharmaceuticals, Blue Stone Software, Shop Rite Markets. Mr.

Allen received a BS degree from Bloomsburg University in 1969 and an MAE degree from Temple University in 1976.

Julian  Forthe,  EE, is the Vice President of Technology.   Since
1994, Mr. Forthe has been the president of Julyn Technologies, Inc. a consulting company specializing in high power microwave systems and high voltage high power conversion systems and is a co-developer of the Company's technology. Prior to forming his own engineering company, from 1987 to 1993 he was the Engineering Director at Ferranti Venue, Inc. where he developed high voltage power conversion units for high power microwave systems. Mr. Forthe was the project manager at Raytheon Company for the AN/SLQ-32 surface navy high power microwave system and the AN/ALQ-184 airborne high power microwave system. Other Raytheon projects which Mr. Forthe took part in as senior engineer, program or project manager were AN/ALQ-99 and AN/ALQ-76. Prior to joining Raytheon he was the senior flight test engineer for Philco Corp., 8th Air Force Headquarters and 801st Bomb Wing. Mr. Forthe has attended the following institutions, among others: United States Navy Aviation Electronics Technical School, Philco Electronics
Engineering   School,  Hallicrafter  system  Design   Engineering
School,  Capitol Radio Engineering School and Santa  Barbra  City
College.

                    EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information for the next fiscal year concerning the long-term compensation of our officers having annual compensation in excess of $100,000 during the last fiscal year (the Named Executives).

                                                                         Long Term Compensation
                                                                   ----------------------------------------------------
                                     Annual Compensation           Awards                       Payouts
                               --------------------------------    ------------------------------------
                                                                                  Securities
Name and                                                           Restricted     Underlying               All
Principal                                          Other           Stock          Options/      LTIP       Other
Position        Fiscal Year    Salary     Bonus    Compensation    Awards         SARs          Payouts    Compensation
-----------------------------------------------------------------------------------------------------------------------

Lois Augustine    2002         0          0        0               0              0             0          0
                  2003         0          0        0               0              0             0          0
                  2004         $150,000   0        0               0              0             0          0
-----------------------------------------------------------------------------------------------------------------------
David Allen       2002         0          0        0               0              0             0          0
                  2003         0          0        0               0              0             0          0
                  2004         $100,000   0        0               0              0             0          0
-----------------------------------------------------------------------------------------------------------------------

There were no individual grants of stock options to executive officers during the last fiscal year. There were no grants of stock appreciation rights (SARs) to any executive officers or directors during the last fiscal year and there were no stock options or SARs that were exercised by any executive officers or directors during the last fiscal year.

Compensation of Directors

Directors  who are officers of our Company will not be reimbursed
for   expenses;  outside  directors  will  be  paid  $150.00  for attendance at each board meeting.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock by
(i) each person known to us to be the beneficial owner of more than 5 percent of the outstanding shares of common stock,
(ii)  each  Director or nominee for a Director  of  our  company,
(iii)  each of our Named Executives (see Our Management  on  page
21), and (iv) our company's Directors and executive officers as a group.

Name and Address                      Amount and Nature of      Percent of
Of Beneficial Owner                     Beneficial Owner          Class
-------------------                   --------------------      ----------
Lois Augustine                              1,200,000             30.15%
Julian Forthe                                 750,000             18.84%
David Allen                                   250,000             06.28%
Enrico Ballezzi                               250,000             06.28%
Stewart Merkin                                235,000             05.90%
Lion Trust Ltd.                             1,000,000             25.12%
--------------------------------------------------------------------------
All officers and directors                  2,200,000             55.27%

(1) In addition, Careful Sell Holding, Ltd. owns 150,000 shares of Class A 6% Convertible Preferred Stock, which is automatically convertible into 50 shares of common stock on the fifth anniversary of the date of issuance and is entitled to 50 votes on all matters that common shareholders may vote on prior to conversion. Careful Sell Holdings, Ltd. is beneficially owned by Lois Augustine (50%) and Julian Forthe (50%)


                    DESCRIPTION OF CAPITAL STOCK

Description of Securities

Our Company's authorized capital stock consists of 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.
As of July 1, 2003, the Company had 3,980,200 shares of Common Stock issued and outstanding, and 150,000 shares of Class A 6% Convertible Preferred Stock issued and outstanding.
As of July 1, 2003, our Company had 3,980,200 shares outstanding, not including 3,825,000 shares remaining in the optioned Units and not including the 4 million shares underlying the Warrants. Each Unit consists of one share of our common stock and one Warrant to purchase one (1) share of our common stock for $9.00 per share through July 31, 2005. Additionally, our Company has issued 150,000 shares of Class A Convertible Preferred stock, each share of which is convertible into 50 shares of common stock on the fifth anniversary of the date of issuance and until converted is entitled to 50 votes on all matters upon which the common shareholders may vote. There are no other options, warrants, stock appreciation rights, or other rights similar in nature outstanding which obligate our Company to issue any additional Common Stock or any Preferred Stock. The Company reserves the right to issue additional shares of its capital stock from time to time, as well as stock options, warrant and similar rights when and as authorized by the companies Board of Directors.

Common  Stock.  The holders of Common Stock are entitled  to  one vote per share on all matters committed to a vote of the shareholders of our Company. In addition, holders are entitled ratably to such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available, subject to the payments of preferential dividends with respect to any outstanding preferred stock that from time to time maybe outstanding. In the event of the dissolution, liquidation or winding up of our Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities of our Company and subject to the prior distribution rights of any preferred stock that may be outstanding at that time. The holders of Common Stock do not have cumulative voting rights. All outstanding shares of Common Stock are, when and if issued, offered hereby are fully paid and non-assessable.

Preferred Stock. The Board of Directors has the authority, without further vote or action by the shareholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any series or the designation of such series. The issuance of preferred stock could adversely affect the voting power of holders of the common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. Our Company has 150,000 shares of Class A 6% Convertible Preferred Stock, par value $10.00 per share of our Company outstanding. Each preferred share will be automatically convertible into 50 shares of common stock on the fifth anniversary of the date of issuance and is entitled to 50 votes per share on all matters that common shareholders may vote on prior to the conversion into 7,500,000 shares of common stock.

Warrants. Our Company has issued 4,000,000 Warrants, each Warrant entitling the holder to purchase one (1) share of our common stock for $9.00 per share through July 31, 2005.

Stock Options. In order to attract and retain employees, directors and consultants, our Company will establish a stock option program pursuant to which approximately 2,000,000 shares have been reserved for issuance under awards which may be granted under the program, including incentive and non-incentive options, restricted and deferred stock grants and stock appreciation rights. Our Company intends to use options as a key element of its compensation scheme to attract and retain talented personnel. Our Company will use options to attract the services of advisors and consultants having expertise in the areas of Internet operations, and e-commerce operations.

Dividend Policy. Holders of our Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of any legally available funds. While our Company has not paid any dividends on any of our shares of Common Stock since our inception, if conditions permit, we may pay dividends on our Common Stock in the future. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, our Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that dividends of any kind will ever be paid.


                   TRANSACTIONS WITH AFFILIATES

We were founded by Lois Augustine, President and a Director, David Allen, Secretary and Director and Julian Forthe, Vice President for Technology and incorporated in the state of New Jersey on July 19, 2002. Ms. Augustine's husband, Frank Pringle, is one of the co-developers of the technology and is a consultant to the Company. While the officers do not believe such relationships will negatively affect our operations or the financial results of such operations, there can be no guarantee that such relationships will not have a material impact upon any of these items.

We  have  issued  Ms.  Augustine  and  Mssrs.  Allen  and  Forthe
1,200,000, 250,000 and 750,000 shares respectively of our common stock in exchange for services rendered to us.

We have entered into a licensing agreement for the Process on an exclusive basis with Careful Sell Holding, Ltd., a Bahamian Corporation, as hereinabove described, in exchange for 150,000 shares of Class A 6% Convertible Preferred Stock of our Company. Careful Sell Holding, Ltd. is beneficially owned equally by Lois Augustine and Julian Forthe.

                         SELLING SHAREHOLDERS

The  following table presents information regarding  the  selling
shareholders.   Neither the selling shareholder nor  any  of  its
affiliates has held a position or office, or had any other material relationship, with us.


                                                Percentage of                        Percentage of
                               Shares           Outstanding                          Outstanding
                               Beneficially     Shares                               Shares
                               Owned            Beneficially        Shares to be     Beneficially
Selling                        Before           Owned Before        Sold in the      Owned After
Shareholder                    Offering         Offering (1)        Offering         Offering
---------------------------    ------------     --------------      ------------     -------------
VAN DER JONCKHEYD                  11000             0.28%              11000             0.00%
JEREMIAH                            6700             0.17%               6700             0.00%
DEVRIENDT                           7000             0.18%               7000             0.00%
AZZOPARDI                           1000             0.03%               1000             0.00%
DEVRIENDT                          32000             0.80%              32000             0.00%
GROSS                               1000             0.03%               1000             0.00%
RANKINE                              500             0.01%                500             0.00%
WRIGHT                              8000             0.20%               8000             0.00%
WONG                               20000             0.50%              20000             0.00%
CHEEW                               1000             0.03%               1000             0.00%
GILES-WOODHOUSE                     1000             0.03%               1000             0.00%
MIRMA PTE LTD.                     10500             0.26%              10500             0.00%
HAK                                10000             0.25%              10000             0.00%
FRISTEDT                            2500             0.06%               2500             0.00%
HERO IMPORT ROLF HELBERG             500             0.01%                500             0.00%
KARLSSON                           12000             0.30%              12000             0.00%
FARRUGIA                            1000             0.03%               1000             0.00%
HAGERUP                              500             0.01%                500             0.00%
NORIN                                500             0.01%                500             0.00%
BONDY                               1000             0.03%               1000             0.00%
GRANELLI                            2000             0.05%               2000             0.00%
MARTIN MOTT                         2400             0.06%               2400             0.00%
GJOERTSVANG                         1100             0.03%               1100             0.00%
LEE                                 1500             0.04%               1500             0.00%
RUSCH                               7500             0.19%               7500             0.00%
RUSCH                               2500             0.06%               2500             0.00%
SPITAELS                           20000             0.50%              20000             0.00%
KRISTIANSEN                          500             0.01%                500             0.00%
THO                                 2000             0.05%               2000             0.00%
OSTERGAARD                          1800             0.05%               1800             0.00%
SCHOUTEN                            1000             0.03%               1000             0.00%
VAN ZUILEN                          1000             0.03%               1000             0.00%
NERUCCI                             1000             0.03%               1000             0.00%
MARTINEZ                            1000             0.03%               1000             0.00%
RASCHKA                             2200             0.06%               2200             0.00%

                     PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by certain selling shareholders. The common stock may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this Prospectus may be effected in one or more of the following methods:

    *     Ordinary brokers' transactions;
    *     Transactions involving cross or block trades;
    * Through brokers, dealers, or underwriters who may act solely as agents "at the market" into an existing market for the common stock;
    *     In   other   ways   not  involving  market   makers   or
          established trading markets, including direct sales to purchasers or sales effected through agents;
    *     In privately negotiated transactions; or
    *     any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

                          LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Stewart A. Merkin Esq., 444 Brickell Ave., Suite 300,
Miami, FL 33131. Mr. Merkin is the owner of 235,000 shares of common stock of our Company.

                         EXPERTS

The consolidated financial statements of Carbon Recovery Corp. have been included herein and in the registration statement in reliance upon the report of Bagell, Josephs & Co. LLC, Certified Public Accountants, 200 Haddonfield Berlin Road, Ste. 402, Gibbsboro, New Jersey, and upon the authority of said firm as experts in accounting and auditing.

                    FINANCIAL STATEMENTS

Statements included in this report that do not relate to present or historical conditions are "forward looking statements" within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "1995 Reform Act"). Additional oral or written forward-looking statements may be made by the Company from time to time and such statements may be included in documents other than this Report that are filed with the Commission. Such forward looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in such forward looking statements. Forward looking statements in this report and elsewhere may include, without limitation, statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources and are intended to be made pursuant to the Safe Harbor provisions of the 1995 Reform Act Introduction.

                    ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file quarterly and annual reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and

Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of these materials from the Public Reference Section of the Securities and Exchange Commission upon payment of fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the Securities and Exchange Commission's rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission, and copies of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the Medford, New Jersey.

                              Carbon Recovery Corp.


                              By: /s/   Lois Augustine
                                 --------------------------------
                                     President
Dated:  July 23, 2003


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature                    Title                          Date
---------                    -----                          ----

/s/ Lois Augustine           President and Director         July 23, 2003


/s/ David Allen              Vice President, Secretary      July 23, 2003
                             and Director













                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)

                      FINANCIAL STATEMENTS

            FOR THE PERIOD JULY 19, 2002 (INCEPTION)
                    THROUGH DECEMBER 31, 2002
                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
                      FINANCIAL STATEMENTS
                        DECEMBER 31, 2002

                  INDEX TO FINANCIAL STATEMENTS




                                                                   PAGE(S)
AUDITED FINANCIAL STATEMENTS:

  Report of Independent Certified Public Accountants                 F-1

  Balance Sheet as of December 31, 2002                              F-2

  Statement of Operations for the period July 19, 2002
         (Inception) through December 31, 2002                       F-3

  Statement of Changes in Stockholders' Deficit for the
         Period July 19, 2002 (Inception) through
         December 31, 2002                                           F-4

  Statement of Cash Flows for the period July 19, 2002
         (Inception) through December 31, 2002                       F-5

  Notes to Financial Statements                                   F-6 - F-11

                BAGELL, JOSEPHS & COMPANY, L.L.C.
                  Certified Public Accountants

                       High Ridge Commons
                         Suites 400-403
                   200 Haddonfield Berlin Road
                   Gibbsboro, New Jersey 08026
               (856) 346-2828   Fax (856) 346-2882


       REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
       --------------------------------------------------


Board of Directors
Carbon Recovery Corporation
Medford, New Jersey

We have audited the accompanying balance sheet of Carbon Recovery Corporation (A Development Stage Company) (the "Company") as of December 31, 2002 and the related statements of operations, changes in stockholders' deficit, and cash flows for the period July 19, 2002 (Inception) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements for the period July 19, 2002 (inception) to December 31, 2002 have been prepared assuming
that the Company will continue as a going concern.   As discussed
in Note 5 to the financial statements, the Company has raised certain issues that lead to substantial doubt about its ability to continue as a going concern. The Company does not have any revenue generating activities and has had operating deficits. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carbon Recovery Corporation (A Development Stage Company) as of December 31, 2002 and the results of its operations and their cash flows for the period July 19, 2002 (Inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/BAGELL, JOSEPHS & COMPANY, L.L.C.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey
May 29, 2003




      MEMBER OF:     AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                     NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
                     PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                     NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

                       CARBON RECOVERY CORPORATION
                      (A DEVELOPMENT STAGE COMPANY)
                              BALANCE SHEET
                             DECEMBER 31, 2002


                      ASSETS
                                                              2002
                                                           -----------
CURRENT ASSET
   Cash                                                    $     2,042

FIXED ASSETS
    Computer and telephone equipment, net                        2,800
                                                           -----------
TOTAL ASSETS                                               $     4,842
                                                           ===========

        LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Loan payable- officer                                   $    20,050
                                                           -----------
          Total liabilities                                     20,050
                                                           -----------

COMMITMENTS

STOCKHOLDERS' DEFICIT
   Preferred stock, Class A, $10 par value
      150,000 shares authorized, issued and outstanding      1,500,000
   Common stock, $0.0001 par value; 50,000,000 shares
      authorized, 4,792,600 issued and outstanding                 479
   Additional paid-in capital                                  492,821
   Deficit accumulated in the development stage             (2,008,508)
                                                           -----------
          Total stockholders' deficit                          (15,208)
                                                           -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                $     4,842
                                                           ===========




  The accompanying notes are an integral part of these financial statements.

                    CARBON RECOVERY CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                      STATEMENT OF OPERATIONS
   FOR THE PERIOD JULY 19, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002


                                                              2002
                                                           -----------

REVENUES                                                   $         -
                                                           -----------

OPERATING EXPENSES
    Insurance                                                    2,264
    Licenses and permits                                         2,500
    Miscellaneous                                                5,174
    Depreciation                                                   150
    Professional fees                                           26,420
    Consulting fee                                             472,000
    Amortization of license                                  1,500,000
                                                           -----------
          Total operating expenses                           2,008,508
                                                           -----------

NET LOSS                                                   $(2,008,508)
                                                           ===========

BASIC AND DILUTED LOSS
     PER SHARE                                             $   (0.4214)
                                                           ===========

WEIGHTED AVERAGE NUMBER
     OF COMMON SHARES                                        4,766,524
                                                           ===========




  The accompanying notes are an integral part of these financial statements.

                      CARBON RECOVERY CORPORATION
                     (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
    FOR THE PERIOD JULY 19, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002


                                                                                                        Deficit
                                                                                                       Accumulated
                                                      Common               Preferred     Additional      in the
                                          Common      Stock    Preferred     Stock         Paid-In     Development
                                          Shares      Amount    Shares      Amount         Capital        Stage          Total
                                       -----------    ------   ---------   ----------    ----------    -----------    -----------

BALANCE - July 19, 2002 (Inception)    $         -    $    -               $        -    $        -    $         -    $         -

Preferred shares issued for license              -         -     150,000    1,500,000             -              -      1,500,000

Common stock issued to founders,
   September 2002                        3,750,000       375           -            -          (375)             -              -

Common stock issued for consulting
  services                               1,000,000       100           -            -       471,900              -        472,000

Common stock issued for cash,
   November 2002                            29,000         3           -            -        14,877              -         14,880

Common stock issued for services
   November and December 2002               13,600         1           -            -         6,419              -          6,420

Net loss for the period July 19, 2002
(Inception) through December 31, 2002            -         -           -            -             -     (2,008,508)    (2,008,508)
                                       -----------    ------   ---------   ----------    ----------    -----------    -----------
BALANCE AT DECEMBER 31, 2002             4,792,600    $  479     150,000   $1,500,000    $  492,821    $(2,008,508)   $   (15,208)
                                       ===========    ======   =========   ==========    ==========    ===========    ===========






  The accompanying notes are an integral part of these financial statements.

                    CARBON RECOVERY CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                      STATEMENT OF CASH FLOWS
   FOR THE PERIOD JULY 19, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002


                                                                     2002
                                                                 ------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                      $ (2,008,508)
                                                                 ------------

Adjustments to reconcile net loss to net cash used in
   operating activities:
   Depreciation                                                           150
   Common stock issued for services                                   478,420
   Amortization of license                                          1,500,000
                                                                 ------------
          Total adjustments                                         1,978,570
                                                                 ------------

          Net cash used in operating activities                       (29,938)
                                                                 ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets                                            (2,950)
                                                                 ------------
          Net cash used in investing activities                        (2,950)
                                                                 ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock and paid-in capital                        14,880
   Proceeds from officer's loan                                        20,050
                                                                 ------------
          Net cash provided by financing activity                      34,930
                                                                 ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               2,042

CASH AND CASH EQUIVALENTS
- BEGINNING OF PERIOD                                                       -
                                                                 ------------
CASH AND CASH EQUIVALENTS
-END OF PERIOD                                                   $      2,042
                                                                 ============

SUPPLEMENTAL DISCLOSURES OF NON CASH ACTIVITY
    Common stock issued for services                             $    478,420
                                                                 ============

    Preferred stock issued for license                           $  1,500,000
                                                                 ============



  The accompanying notes are an integral part of these financial statements.

                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD JULY 19, 2002 (INCEPTION)
                    THROUGH DECEMBER 31, 2002



NOTE 1-   ORGANIZATION
          ------------

          The Company was incorporated in New Jersey on July 19,
          2002 as a development stage company.

          To date, the Company's only activity has been organization, directed at developing its business plan and raising initial capital. The Company has not commenced any commercial operations and has no full time employees or owns any real estate.

          The Company's business plan is to research and develop and market reverse polymerization technology for the conversion of scrap tires into industrial products and chemicals.

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          ------------------------------------------

          Development Stage Company
          -------------------------

          Carbon Recovery Corporation is a development stage company. The Company devotes substantially all of its efforts to develop and market its polymerization technologies for business in the carbon recovery industry.

          Use of Estimates
          ----------------

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
            NOTES TO FINANCIAL STATEMENTS (CONTINUED)
            FOR THE PERIOD JULY 19, 2002 (INCEPTION)
                    THROUGH DECEMBER 31, 2002



NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
          ------------------------------------------------------

          Cash and Cash Equivalents
          -------------------------

          The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

          At December 31, 2002 the Company maintained cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation, whose amounts did not exceed the insured limit of $100,000.

          Income Taxes
          ------------

          Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
            NOTES TO FINANCIAL STATEMENTS (CONTINUED)
            FOR THE PERIOD JULY 19, 2002 (INCEPTION)
                    THROUGH DECEMBER 31, 2002


NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
          ------------------------------------------------------

          Advertising Costs
          -----------------

          The Company will expense the costs associated with advertising as they are incurred. For the period July
          19, 2002 (Inception) through December 31, 2002, the
          Company did not incur any advertising costs.

          Earnings (Loss) Per Share of Common Stock
          -----------------------------------------

          Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive.

          The following is a reconciliation of the computation for basic and diluted EPS for the period from July 19, 2002 (Inception) through December 31, 2002:

          Net loss                                 $ (2,008,508)
                                                   ------------
          Weighted-average common shares
          Outstanding (Basic)                         4,766,524

          Weighted-average common stock
          Equivalents
             Stock options                                    -
             Warrants                                         -
                                                   ------------
          Weighted-average common shares
          Outstanding (Diluted)                       4,766,524
                                                   ------------


          Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for December 31, 2002 because inclusion would have been antidilutive.

                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
            NOTES TO FINANCIAL STATEMENTS (CONTINUED)
            FOR THE PERIOD JULY 19, 2002 (INCEPTION)
                    THROUGH DECEMBER 31, 2002


NOTE 3-   FIXED ASSETS
          ------------

          Fixed assets are comprised of computer and telephone equipment. Depreciation expense for the period July
          19, 2002 (Inception) through December 31, 2002 was
          $150.


NOTE 4-   PROVISION FOR INCOME TAXES
          --------------------------

          The Company did not provide for income taxes for the period July 19, 2002 (Inception) through December 31, 2002. Additionally, the Company established a valuation allowance equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the net operating losses in future periods.

          At December 31, 2002, the deferred tax assets consists of the following:

                                                   2002
                                                ----------

          Deferred taxes due to net
          operating loss carryforwards          $  687,000

          Less:  Valuation allowance              (687,000)
                                                ----------
          Net deferred tax asset                $        -
                                                ==========


NOTE 5-   GOING CONCERN
          -------------

          As shown in the accompanying financial statements, the company incurred a net operating loss for period July
          19, 2002 (Inception) through December 31, 2002 and has no revenue to support itself.

          In view of these matters, continuing as a going concern is dependent upon the Company's ability to raise additional capital or to secure a future business combination. Management believes that actions planned and presently being taken to revise the Company's operating and financial requirements provide the opportunity for it to continue as a going concern. Management is seeking to raise capital to expand its technologies.

                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
            NOTES TO FINANCIAL STATEMENTS (CONTINUED)
            FOR THE PERIOD JULY 19, 2002 (INCEPTION)
                   THROUGH DECEMBER 31, 2002

NOTE 6-   STOCKHOLDERS' DEFICIT.
          ----------------------

          Common Stock
          ------------

          Each share of common stock is entitled to one vote.
          The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of all classes of stock outstanding.

          At December 31, 2002, the Company had issued 3,750,000 shares of common stock to the founders of the Company. Additionally, the Company issued 29,000 shares of common stock for cash and 1,013,600 shares of stock for professional services provided (legal, accounting and consulting). A total of 4,792,600 shares of common stock were outstanding at December 31, 2002.

          Stock options and warrants
          --------------------------

          In September 2002, the Company entered into a stock option agreement with a foreign entity (the "option holder") to purchase the Company's common stock under two separate options. The first option will allow the option holder to purchase 2,000,000 units at an exercise price of $0.50 per unit and the second option will allow the option holder to purchase 2,000,000 units at $0.60 per unit. One unit, under both options, equals one share of common stock at the aforementioned price and one warrant to purchase one share of common stock for $9.00 per share. The warrants expire on July 31, 2005. These options were provided to the option holder for services that have not yet been provided by the option holder.

          The Company issued an additional 42,600 warrants to purchase one share of common stock for $9.00 per share. None of these warrants were exercised as of December 31, 2002. These warrants expire on July 31, 2005.

NOTE 7-   PREFERRED STOCK
          ---------------

          The Company's Board of Directors has issued 150,000 shares of Class A Convertible Preferred stock, par value $10.00 per share to Careful Sell Holdings Ltd., a related party. Each Class A Convertible Preferred share has 50 votes on all matters that shareholders may vote upon. Each share of this Convertible Preferred stock will automatically convert into 50 shares of common stock at the close of business on August 12, 2007. The 150,000 shares of Class A Convertible Preferred stock are issued as a provision of the licensing agreement between the Company and a related party, Careful Sell Holdings, Ltd. (See Note 9).

                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
            NOTES TO FINANCIAL STATEMENTS (CONTINUED)
            FOR THE PERIOD JULY 19, 2002 (INCEPTION)
                    THROUGH DECEMBER 31, 2002


NOTE 8-   COMMITMENTS
          -----------

          The Company has entered into certain commitments with respect to a licensing agreement with a related party as described in Note 9- Related Party Transactions and
          Note 7-Preferred Stock.


NOTE 9-   RELATED PARTY TRANSACTIONS
          --------------------------

          The Company has entered into a licensing agreement with a related party, Careful Sell Holdings, Ltd. ("Careful Sell"). The agreement licenses to Careful Sell the primary technology utilized in the Company's operations from the related party to the Company. The terms of the licensing agreement include a provision whereby the Company will pay Careful Sell royalties of 5% of all net revenues derived from inventions based on the aforementioned primary technology, which is licensed under the licensing agreement.

          In addition to the royalties, the Company, as a provision of the licensing agreement the Company has issued to Careful Sell, 150,000 shares of Class A Convertible Preferred Stock, ("Preferred Stock"), par value $10.00 per share with the attributes described in
          Note 7- Preferred Stock.


NOTE 10-  LICENSING AGREEMENT
          -------------------

          The licensing agreement between the Company and related party, Careful Sell includes a provision for the issuance of 150,000 shares of Preferred stock (See Note
          9). The issuance of the Preferred Stock resulted in a $1,500,000 charge for amortization of license based on a valuation of the license agreement as of December 31, 2002.


NOTE 11-  SUBSEQUENT EVENT
          ----------------

          Effective May 13, 2003, 945,000 shares of common stock which were issued to founders were canceled.

                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)

                      FINANCIAL STATEMENTS

            FOR THE THREE MONTHS ENDED MARCH 31, 2003
                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
                      FINANCIAL STATEMENTS
            FOR THE THREE MONTHS ENDED MARCH 31, 2003



                  INDEX TO FINANCIAL STATEMENTS

                                                                 PAGE(S)
                                                                 -------
FINANCIAL STATEMENTS:

  Accountants' Review Report                                      F-12

  Balance Sheet as of March 31, 2003                              F-13

  Statement of Operations for the Three Months Ended
         March 31, 2003 with Cumulative Totals Since Inception    F-14

  Statement of Changes in Stockholders' Deficit for the
         Period July 19, 2002 (Inception) through
         March 31, 2003                                           F-15

  Statement of Cash Flows for the Three Months Ended
     March 31, 2003 with Cumulative Totals Since Inception        F-16

  Notes to Financial Statements                                 F-17 - F-22

                BAGELL, JOSEPHS & COMPANY, L.L.C.
                  Certified Public Accountants

                       High Ridge Commons
                         Suites 400-403
                   200 Haddonfield Berlin Road
                   Gibbsboro, New Jersey 08026
               (856) 346-2828   Fax (856) 346-2882




                   ACCOUNTANTS' REVIEW REPORT
                   --------------------------


Board of Directors
Carbon Recovery Corporation
Medford, New Jersey

We have reviewed the accompanying balance sheet of Carbon Recovery Corporation (A Development Stage Company) (the "Company") as of March 31, 2003 and the related statements of operations, changes in stockholders' deficit, and cash flows for the three months then ended with cumulative totals since the Company's inception July 19, 2002 for the statements of operations, changes in stockholders' deficit and cash flows in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Carbon Recovery Corporation

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the object of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 5, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.

/s/BAGELL, JOSEPHS & COMPANY, L.L.C.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey
July 28, 2003




        MEMBER OF:     AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                       NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
                       PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                       NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

                           CARBON RECOVERY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                BALANCE SHEEET
                                MARCH 31, 2003


                           ASSETS

CURRENT ASSET
   Cash                                                         $    1,052

FIXED ASSETS
    Computer and telephone equipment, net                            2,650
                                                                ----------
TOTAL ASSETS                                                    $    3,702
                                                                ==========

            LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Loan payable- officer                                        $   10,050
                                                                ----------
          Total liabilities                                         10,050
                                                                ----------

COMMITMENTS

STOCKHOLDERS' DEFICIT
   Preferred stock, Class A, $10 par value, 150,000 shares
     authorized, issued and outstanding                          1,500,000
   Common stock, $0.0001 par value; 50,000,000 shares
     authorized, 4,842,700 issued and outstanding                      484
   Additional paid-in capital                                      508,261
   Deficit accumulated in the development stage                 (2,015,093)
                                                                ----------
          Total stockholders' deficit                               (6,348)
                                                                ----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                     $    3,702
                                                                ==========



See accountants' review report and accompanying notes to financial statements.

                      CARBON RECOVERY CORPORATION
                     (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF OPERATIONS
              FOR THE THREE MONTHS ENDED MARCH 31, 2003
                          WITH CUMULATIVE TOTALS

                                                         Cumulative Totals
                                                           July 19, 2002
                                                            (Inception)
                                              2003       to March 31, 2003
                                          ------------   -----------------

REVENUES                                  $          -      $          -

OPERATING EXPENSES
    Insurance                                    2,521             4,785
    Licenses and permits                             -             2,500
    Miscellaneous - other                        3,914             9,088
    Depreciation                                   150               300
    Consulting fee                                   -           472,000
    Amortization of license                          -         1,500,000
    Professional fees                                -            26,420
                                          ------------      ------------
          Total operating expenses               6,585         2,015,093
                                          ------------      ------------

NET LOSS                                  $     (6,585)     $ (2,015,093)
                                          ============      ============



BASIC AND DILUTED LOSS
     PER SHARE                            $    (0.0014)     $    (0.4228)
                                          ============      ============

WEIGHTED AVERAGE NUMBER
     OF COMMON SHARES                        4,811,872         4,766,354
                                          ============      ============




See accountants' review report and accompanying notes to financial statements.

                       CARBON RECOVERY CORPORATION
                      (A DEVELOPMENT STAGE COMPANY)
              STATEMENT IN CHANGES IN STOCKHOLDERS' DEFICIT
    FOR THE PERIOD JULY 19, 2002 (INCEPTION) THROUGH MARCH 31, 2003

                                                                                                        Deficit
                                                                                                       Accumulated
                                                      Common               Preferred     Additional      in the
                                          Common      Stock    Preferred     Stock         Paid-In     Development
                                          Shares      Amount    Shares      Amount         Capital        Stage          Total
                                       -----------    ------   ---------   ----------    ----------    -----------    -----------

BALANCE - July 19, 2002 (Inception)              -    $    -           -   $        -    $        -    $         -    $         -

Preferred shares issued for license              -         -     150,000    1,500,000             -              -      1,500,000

Common stock issued to founders,
    September 2002                       3,750,000       375           -            -          (375)             -              -

Common stock issued for consulting
  services                               1,000,000       100           -            -       471,900              -        472,000

Common stock issued for cash,
    November 2002                           29,000         3           -            -        14,877              -         14,880

Common stock issued for services
    November and December 2002              13,600         1           -            -         6,419              -          6,420

Net loss for the period July 19, 2002
    (Inception) through
    December 31, 2002                            -         -                                      -     (2,008,508)    (2,008,508)
                                       -----------    ------   ---------   ----------    ----------    -----------    -----------
BALANCE AT DECEMBER 31, 2002             4,792,600       479     150,000    1,500,000       492,821     (2,008,508)       (15,208)

Common stock issued for cash                50,100         5           -            -        15,440              -         15,445

Net loss for the three months ended
   March 31, 2003                                -         -           -            -             -         (6,585)        (6,585)
                                       -----------    ------   ---------   ----------    ----------    -----------    -----------
BALANCE AT MARCH 31, 2003                4,842,700    $  484     150,000   $1,500,000    $  508,261    $(2,015,093)   $    (6,348)
                                       ===========    ======   =========   ==========    ==========    ===========    ===========





See accountants' review report and accompanying notes to financial statements.

                      CARBON RECOVERY CORPORATION
                     (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2003
                        (WITH CUMULATIVE TOTALS)

                                                         Cumulative Totals
                                                           July 19, 2002
                                                            (Inception)
                                              2003       to March 31, 2003
                                          ------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                               $     (6,585)     $ (2,015,093)
                                          ------------      ------------
Adjustments to reconcile net loss to
net cash used in operating activities
   Depreciation                                    150               300
   Common stock issued for services                  -           478,420
    Amortization license                             -         1,500,000
                                          ------------      ------------
          Total adjustments                        150         1,978,720
                                          ------------      ------------

          Net cash used in operating
          activities                            (6,435)          (36,373)
                                          ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets                          -            (2,950)
                                          ------------      ------------
          Net cash used in investing
          activities                                 -            (2,950)
                                          ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock and
     paid-in capital                            15,445            30,325
   Proceeds and payments from
     officer's loan - net                      (10,000)           10,050
                                          ------------      ------------
          Net cash provided by
          financing activity                     5,445            40,375
                                          ------------      ------------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                               (990)            1,052

CASH AND CASH EQUIVALENTS
- BEGINNING OF PERIOD                            2,042                 -
                                          ------------      ------------

CASH AND CASH EQUIVALENTS
-END OF PERIOD                            $      1,052      $      1,052
                                          ============      ============

SUPPLEMENTAL SCHEDULE-NON CASH ACTIVITY

    Preferred stock issued for license    $          -      $  1,500,000
                                          ============      ============

    Common stock issued for services      $          -      $    478,420
                                          ============      ============




See accountants' review report and accompanying notes to financial statements.

                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
            FOR THE THREE MONTHS ENDED MARCH 31, 2003



NOTE 1-   ORGANIZATION
          ------------

          The Company was incorporated in New Jersey on July 19,
          2002 as a development stage company.

          To date, the Company's only activity has been organization, directed at developing its business plan and raising initial capital. The Company has not commenced any commercial operations and has no full time employees or owns any real estate.

          The Company's business plan is to research and develop and market reverse polymerization technology for the conversion of scrap tires into industrial products and chemicals.

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          ------------------------------------------

          Development Stage Company
          -------------------------

          Carbon Recovery Corporation is a development stage company. The Company devotes substantially all of its efforts to develop and market its polymerization technologies or businesses in the carbon recovery industry.

          Use of Estimates
          ----------------

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
            NOTES TO FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED MARCH 31, 2003



NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
          ------------------------------------------------------

          Cash and Cash Equivalents
          -------------------------

          The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

          At March 31, 2003 the Company maintained cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance
          Corporation, whose amounts did not exceed the insured limit of $100,000.

          Income Taxes
          ------------

          Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

          Fair Value of Financial Instruments
          -----------------------------------

          The carrying amounts reported in the balance sheets for cash and cash equivalents, and accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
            NOTES TO FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED MARCH 31, 2003


NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
          ------------------------------------------------------

          Advertising Costs
          -----------------

          The Company expenses the costs associated with advertising as incurred. Advertising costs for the three months ended March 31, 2003 were $-0-.

          Earnings (Loss) Per Share of Common Stock
          -----------------------------------------

          Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive.

          The following is a reconciliation of the computation for basic and diluted EPS for the three months ended
          March 31, 2003:

          Net loss                                 $      (6,585)
                                                   -------------
          Weighted-average common shares
          Outstanding (Basic)                          4,811,872

          Weighted-average common stock
          Equivalents
            Stock options                                      -
            Warrants                                           -
                                                   -------------

          Weighted-average common shares
          Outstanding (Diluted)                        4,811,872
                                                   -------------

          Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for March 31, 2003 because inclusion would have been antidilutive.

                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
            NOTES TO FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED MARCH 31, 2003


NOTE 3-   FIXED ASSETS
          ------------

          Fixed assets are comprised of computer equipment.
          Depreciation expense for the three months ended March
          31, 2003 was $150.



NOTE 4-   PROVISION FOR INCOME TAXES
          --------------------------

          The Company did not provide for income taxes for the three months ended March 31, 2003. Additionally, the Company established a valuation allowance equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the net operating losses in future periods.

          At March 31, 2003, the deferred tax assets consists of the following:

          Deferred taxes due to net
          operating loss carryforwards     $    689,000

          Less:  Valuation allowance           (689,000)
                                           ------------
          Net deferred tax asset           $          -
                                           ============



NOTE 5-   GOING CONCERN
          -------------

          As shown in the accompanying financial statements, the company incurred net operating losses for three months ended March 31, 2003 and has no revenue to support itself.

          In view of these matters, continuing as a going concern is dependent upon the company's ability to raise additional capital and to secure a future business combination. Management believes that actions planned and presently being taken to revise the company's operating and financial requirements provide the opportunity for it to continue as a going concern. Management is seeking to raise capital to expand its technologies.

                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
            NOTES TO FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED MARCH 31, 2003


NOTE 6-   STOCKHOLDERS' DEFICIT.
          ----------------------

          Common Stock
          ------------

          Each share of common stock is entitled to one vote.
          The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of all classes of stock outstanding.

          At December 31, 2002, the Company had issued 3,750,000 shares of common stock to the founders of the Company. Additionally, the Company issued 29,000 shares of common stock for cash and 1,013,600 of stock for professional services provided (legal, accounting and consulting).

          For the three months ended March 31, 2003 the Company issued 50,100 shares for $15,445.

          Stock options and warrants
          --------------------------

          In September 2002, the Company entered into a stock option agreement with a foreign entity to purchase the Company's common stock under two separate options. The first option will allow the option holder to purchase 2,000,000 units at an exercise price of $0.50 per unit and the second option will allow the option holder to 2,000,000 units at $0.60 per unit. One unit, under both options, equals one share of common stock at the aforementioned price and one warrant to purchase one share of common stock for $9.00 per share of common stock. These options were provided to the optionholder for services which have not yet been provided by the optionholder.

NOTE 7-   PREFERRED STOCK
          ---------------

          The Company's Board of Directors has issued 150,000 shares of Class A Convertible Preferred stock, par value $10.00 per share to Careful Sell Holding Corp., a related party. Each Class A Convertible Preferred share has 50 votes on all matters that shareholders may vote upon. Each share of this Convertible Preferred stock will automatically convert into 50 shares of common stock at the close of business on August 12, 2007. The 150,000 shares of Class A Convertible Preferred stock are authorized as a provision of the licensing agreement between the Company and a related party, Careful Sell Holdings, Ltd. (See Note 9).

                   CARBON RECOVERY CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
            NOTES TO FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED MARCH 31, 2003


NOTE 8-   COMMITMENTS
          -----------

          The Company has entered into certain commitments with respect to a licensing agreement with a related party as described in Note 9- Related Party Transactions and
          Note 7-Preferred Stock.


NOTE 9-   RELATED PARTY TRANSACTIONS
          --------------------------

          The Company has entered into a licensing agreement with a related party, Careful Sell Holdings, Ltd. The licensing agreement licenses "Careful Sell" the primary technology utilized in the Company's operations from the related party to the Company. The terms of the licensing agreement are that the Company will pay Careful Sell royalties of 5% of all net revenues derived from inventions based on the aforementioned primary technology which is licensed under the licensing agreement.

          In addition to the royalties, the Company, as a provision of the licensing agreement has issued to the Careful Sell, 150,000 shares of Class A Convertible Preferred Stock, ("Preferred Stock"), par value $10.00 per share with the attributes described in Note 7-Preferred Stock.


NOTE 10-  LICENSING AGREEMENT
          -------------------

          The licensing agreement between the Company and related party, Careful Sell includes a provision for the issuance of 150,000 shares of Preferred Stock (See Note
          9). The issuance of the Preferred Stock resulted in a $1,500,000 charge for amortization of license based on a valuation of the license agreement for the period July 19, 2002 (Inception) through March 31, 2003.


NOTE 11-  SUBSEQUENT EVENT
          ----------------

          Effective May 13, 2003, 945,000 shares of common stock which were issued to founders were canceled.

                              PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification Of Directors And Officers

Our  Bylaws  and  Title 14A, Corporations, General,  of  the  New
Jersey Statutes provide for indemnification of directors and officers against certain liabilities. Pursuant to our Bylaws, officers and directors of the Company are indemnified, to the fullest extent available under New Jersey law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us.


Item 25. Other Expenses Of Issuance And Distribution

     We estimate that expenses in connection with this Registration Statement will be as follows:

SEC registration fee                $    3,090.38
Legal fees and expenses             $   45,000.00
Accounting fees and expenses        $   10,000.00
Miscellaneous                       $    5,000.00
                                    -------------
Total                               $   63,090.38
                                    =============

Item 26. Recent Sales Of Unregistered Securities

      Name                Number of Shares    Price       Date
-------------------       ----------------    -----     ---------
Lois Augustine               1,200,000         (1)        9/10/02
Julian Forthe                  750,000         (1)        9/10/02
David Allen                    600,000         (1)        9/10/02
Stewart A. Merkin              235,000         (2)        9/10/02
Elly Gonzalez                   15,000         (3)        9/10/02
David M. DeClement             105,000         (4)        5/13/03
Lion Trust Ltd.              1,000,000         (1)        9/10/02
Van Der Jonckhey                11,000         (5)         4/9/03
Jeremiah                         6,700         (5)         6/2/03
DeVriendt                       39,000         (5)         5/7/03
Azzopardi                        1,000         (5)        11/5/02
Gross                            1,000         (5)        11/5/02
Rankine                            500         (5)        11/5/02
Wright                           8,000         (5)        3/21/03
Wong                            20,000         (5)       11/21/02
Cheew                            1,000         (5)       11/21/02
Gikes-Woodhouse                  1,000         (5)        12/5/02
Mirma PTE LTD                   10,500         (5)        4/30/03
Hak                             10,000         (5)        3/21/03
Fristedt                         2,500         (5)         1/8/03
Hero Import Rolf Helberg           500         (5)        1/27/03
Karlsson                        12,000         (5)         6/2/03
Farrugia                         1,000         (5)        2/12/03
Hagerup                            500         (5)        2/27/03
Norin                              500         (5)        2/27/03
Bondy                            1,000         (5)        2/27/03
Granelli                         2,000         (5)        2/27/03
Martin Mott                      2,400         (5)        2/27/03
Gjoertsvang                      1,100         (5)         3/7/03
Lee                              1,500         (5)        3/21/03
Rusch                           10,000         (5)         6/5/03
Spitaels                        20,000         (5)         6/2/03
Kristiansen                        500         (5)        4/30/03
Tho                              2,000         (5)         5/7/03
Ostergaard                       1,800         (5)         5/7/03
Schouten                         1,000         (5)         6/2/03
Van Zuilen                       1,000         (5)        6/12/03
Nerucci                          1,000         (5)        6/12/03
Martinez                         1,000         (5)        6/12/03
Raschka                          2,200         (5)        6/12/03
-----------------------------------------------------------------

1) Issued in connection with services rendered to us pursuant to Section 4(2).

(2) Mr. Merkin is the principal of a law firm we use as our attorneys. These shares were issued to him pursuant to
       Section 4(2) for prior services rendered.

(3) Ms. Gonzalez is an employee of a law firm we use as our attorneys. These shares were issued to her pursuant to Section 4(2) for prior services rendered.

(4) Mr. DeClement is the principal of a law firm we use as our attorneys. These shares were issued to him pursuant to Section 4(2) for prior services rendered.

(5) Purchased pursuant to Regulation S. All investors were given access to corporate books and records as well as the ability to ask questions of our management.

All other shares were sold pursuant to Regulation D, Rule 506.
All investors were given access to corporate books and records as well as the ability to ask questions of our management.
Additionally, all investors were provided with a private placement memorandum prepared in accordance with Regulation D.

Item 27. Exhibits

(3.1)     Amended and Restated Articles of Incorporation of
          Carbon Recovery Corp.

(3.2)     Bylaws of Carbon Recovery Corp.

(4.1)     Specimen Stock Certificate - Common Stock

(4.2)     Specimen Stock Certificate - Class A Convertible
          Preferred stock

(4.3)     Specimen Warrants to Purchase Shares of Common Stock

(5.1) Opinion of Law Office of Stewart A. Merkin, PA as to legality of securities being registered

(10.1)    Licensing Agreement between Carbon Recovery Corp. and
          Careful Sell Holding, Ltd. dated August 22, 2002

(10.2)    Letter of Intent for Joint Venture between Carbon
          Recovery Corp. and SJAP, Inc. dated February 24, 2003

(23.1)    Consent of Bagell, Josephs & Co. LLC, Certified Public
          Accountants

(23.2) Consent of Law Office of Stewart A. Merkin, PA included in Exhibit 5 hereto*

*  Included in Exhibit 5.1

Item 28. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

We hereby undertake to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
    i.   Include  any  prospectus required by Section 10(a)(3)  of
         the Securities Act;
    ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.
    iii. Include any additional or changed material information on the plan of distribution.
(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the
    Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless



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


in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the Medford, New Jersey.

                              Carbon Recovery Corp.


                              By: /s/   Lois Augustine
                                 --------------------------------
                                     President
Dated:  July 23, 2003


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature                    Title                          Date
---------                    -----                          ----

/s/ Lois Augustine           President and Director         July 23, 2003


/s/ David Allen              Vice President, Secretary      July 23, 2003
                             and Director




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